As filed with the Securities and Exchange Commission on November 4, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TESSCO TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	52-0729657
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

11126 McCormick Road
Hunt Valley, Maryland	21031
(Address of Principal Executive Offices)	(Zip Code)

TESSCO TECHNOLOGIES INCORPORATED

THIRD AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN

(Full title of the plan)

Aric M. Spitulnik

Senior Vice President, Chief Financial Officer and Corporate Secretary

11126 McCormick Road

Hunt Valley, Maryland  21031

(Name and address of agent for service)

(410) 229-1000

(Telephone number, including area code, of agent for service)

with a copy to:

Douglas M. Fox, Esquire

Ballard Spahr LLP

300 East Lombard Street, 18th Floor

Baltimore, Maryland  21202-3268

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	650,000 shares	$11.05	$7,182,500	$832.45

(1)                                 Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock, par value $0.01 per share (the “Common Stock”), of TESSCO Technologies Incorporated (the “Registrant”) issuable in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.

(2)                                 Estimated solely for the purpose of calculating the registration fee.  In accordance with Rule 457(h) promulgated under the Securities Act, the price shown is based upon the average of the high and low prices reported for the Common Stock on the NASDAQ Global Market on November 2, 2016.

Explanatory Note

TESSCO Technologies Incorporated (the “Registrant”) is filing this Registration Statement to register an additional 650,000 shares of its common stock, par value $0.01 per share (“Common Stock”), for issuance under the TESSCO Technologies Incorporated Third Amended and Restated 1994 Stock and Incentive Plan, as amended from time to time (the “Plan”).  The Plan amends and restates the TESSCO Technologies Incorporated Second Amended and Restated 1994 Stock and Incentive Plan, as previously amended, to increase the number of shares of Common Stock authorized for issuance thereunder, as well as to make certain other amendments that are described in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on June 15, 2016.  The Plan was approved by the Registrant’s shareholders on July 26, 2016.

The Registrant previously filed Registration Statements on Form S-8 on December 7, 1994 (Reg. No. 33-87178), August 12, 2004 (Reg. No. 333-118177), April 24, 2009 (Reg. No. 333-158758) and February 29, 2012 (Reg. No. 333-179819), covering an aggregate of 3,553,125 split adjusted shares of Common Stock authorized for issuance under the Plan, as existing from time to time.  Upon the effectiveness of this Registration Statement, an aggregate of 4,203,125 shares of Common Stock will have been registered for issuance from time to time under the Plan.  Pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statements on Form S-8 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.  Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, filed or to be filed by the Registrant with the Commission, are incorporated herein by reference:

(a)                                 the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 27, 2016, filed with the Commission on June 6, 2016;

(b)                                 the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2016, filed with the Commission on August 4, 2016, and the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2016, filed with the Commission on November 4, 2016;

(c)                                  the Registrant’s Current Reports on Form 8-K filed with the Commission on March 29, 2016, March 31, 2016, June 29, 2016, July 27, 2016, September 1, 2016 and October 6, 2016 (except for any portions of such reports that are not deemed “filed” with the Commission); and

(d)                                 the description of the Common Stock of the Registrant contained in its Registration Statement on Form S-1, and amendments thereto (File No. 33-82834), which is incorporated by reference into its Registration Statement on Form 8-A (File No. 0-24746) filed by the Registrant pursuant to the Exchange Act.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.  The Registrant is not, however, incorporating by reference any documents, or portions of documents, that are not deemed “filed” with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.         Exhibits.

Exhibit
Number	Description

4.1

TESSCO Technologies Incorporated Third Amended and Restated 1994 Stock and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 27, 2016).

5.1	Opinion of Ballard Spahr LLP (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Hunt Valley, Maryland, on November 4, 2016.

TESSCO TECHNOLOGIES INCORPORATED

By:	/s/ Aric M. Spitulnik
Aric M. Spitulnik
Senior Vice President, Chief Financial Officer and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Murray N. Wright and Aric M. Spitulnik, and each of them, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Murray N. Wright	President, Chief Executive Officer and Director (principal executive officer)	November 4, 2016
Murray N. Wright

/s/ Aric M. Spitulnik	Senior Vice President, Chief Financial Officer and Corporate Secretary (principal financial and accounting officer)	November 4, 2016
Aric M. Spitulnik

/s/ Robert B. Barnhill, Jr.	Executive Chairman of the Board	November 4, 2016
Robert B. Barnhill, Jr.

/s/ Jay G. Baitler	Director	November 4, 2016
Jay G. Baitler

/s/ John D. Beletic	Director	November 4, 2016
John D. Beletic

/s/ Benn R. Konsynski	Director	November 4, 2016
Benn R. Konsynski

/s/ Dennis J. Shaughnessy	Director	November 4, 2016
Dennis J. Shaughnessy

/s/ Morton F. Zifferer, Jr.	Director	November 4, 2016
Morton F. Zifferer, Jr.

EXHIBIT INDEX

Exhibit
Number	Description

4.1

TESSCO Technologies Incorporated Third Amended and Restated 1994 Stock and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 27, 2016).

5.1	Opinion of Ballard Spahr LLP (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).